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                                                                      Exhibit 21

                                               STATE OR OTHER
              SUBSIDIARY                 JURISDICTION OF OPERATION
---------------------------------------  -------------------------
Lam Research International SARL                        Switzerland
Lam Research GmbH                                          Germany
Lam Research Co., LTD.                                       Japan
Lam Research (Shanghai) Co., LTD                             China
Lam Research Service Company (Shanghai)                      China
Lam Research LTD                                    United Kingdom
Lam Research SARL                                           France
LAM Research Singapore Pte LTD                           Singapore
LRC International FSC Corporation                         Barbados
Lam Research Korea Limited                                   Korea
Lam Research S.R.L.                                          Italy
Lam Research (Israel) LTD.                                  Israel
Lam Research Co., LTD.                                      Taiwan
Lam Research B.V.                                      Netherlands
Monkowski-Rhine, Incorporated            California, United States
Lam Research (Ireland) Limited                             Ireland